April 20, 1998

Notice of Annual Meeting of Shareholders

    Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Mallon Resources Corporation (the "Company") will be held at the Top of the Rockies (Denver Petroleum Club), 555 17th Street, Denver, Colorado, at 9:00 a.m. local time, on Thursday, May 28, 1998, for the following purposes:

    (I)    To elect Directors of the Company; and

    (II) To transact such other business as may properly come before the Meeting.

    Only holders of common stock of record at the close of business on April 14, 1998 are entitled to notice of and to vote at the Meeting.

    By Order of the Board of Directors,

    ROY K. ROSS
    Corporate Secretary


     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. ALL SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY, IF YOU CHOOSE TO, VOTE IN PERSON, EVEN THOUGH YOU MAY HAVE PREVIOUSLY SUBMITTED A PROXY CARD.



Mallon Resources Corporation
999 18th Street, Suite 1700
Denver, Colorado  80202

Proxy Statement
for
Annual Meeting of Shareholders
To Be Held
Thursday, May 28, 1998

General Information

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallon Resources Corporation (the "Company") to be used at its Annual Meeting of Shareholders (the "Meeting") to be held at the Top of the Rockies (Denver Petroleum Club), 555 17th Street, Denver, Colorado, on Thursday, May 28, 1998, at 9:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This statement was sent to shareholders on or about April 21, 1998.

    The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the Meeting, will be voted in favor of the proposals to be considered at the Meeting, unless such Proxy specifies otherwise or the authority to vote on the election of directors has been withheld.
A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company or by executing a Proxy bearing a later date. Shareholders may vote their shares in person if they attend the meeting, even if they have previously executed and returned a Proxy.

    The only matter planned to be brought before the Meeting is the election of directors to serve for the ensuing year.

    Only shareholders of record at the close of business on April 14, 1998, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 6,996,200 shares of the Company's $0.01 par value common stock ("Common Stock"), entitled to one vote per share. Cumulative voting is not allowed in the election of directors or for any other purpose. One-third of the outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. The vote of a majority of a quorum is needed to pass a proposal.

    At the Meeting, members of senior management will speak, and there will be a general discussion period during which shareholders will have an opportunity to ask questions about the business of the Company. Management knows of no other matters to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the solicited Proxy to vote such Proxy in accordance with their judgment. No compensation will be paid to any person in connection with solicitation of Proxies. Brokers and others will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in forwarding solicitation materials to beneficial owners of the Common Stock. Special solicitation of Proxies may in certain instances be made personally or by telephone by officers and employees of the Company and by regular employees of certain banking and brokerage houses. All expenses in connection with this solicitation will be borne by the Company.

Proposal I:  Election of Directors

General
    The Company's Bylaws provide that the size of the Board of Directors can be as few as three or as many as fifteen. The number of directors may be changed from time to time by resolution of the Board of Directors or the shareholders. The size of the Board of Directors is presently seven members. Accordingly, management will nominate seven persons for election to the Board. Directors are elected annually for one-year terms. The Company has no nominating or similar committee of its Board of Directors.

    It is the recommendation of management that the seven nominees named below be elected to the Board of Directors for the coming year, and until their successors have been duly elected and qualified. Unless authority is withheld, the shares represented by your Proxy will be voted for their election. No Proxy will be voted for more than seven nominees. Unless your Proxy withholds authority to do so, if any nominee elects not to serve or is unable to serve for any reason, your Proxy will be voted for an alternative nominee to be designated by management to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees or officers and any other person or persons pursuant to which he was or is to be selected as a director, nominee or officer, nor is there any family relationship between or among any nominees or officers. To the best knowledge of the Company, none of the nominees have been involved in any material legal proceedings during the past five years.

Nominees
    Nominees for the Board of Directors are:

                                                           Period of Service
Name                      Age   Title(s)                   as Director

George O. Mallon, Jr.     53    Director, President,       Since 1988
                                Chairman of the Board, and
                                Chief Executive Officer

Kevin M. Fitzgerald       43    Director,                  Since 1988
                                Executive Vice President and
                                Chief Operating Officer

Roy K. Ross               47    Director,                  Since 1992
                                Executive Vice President,
                                General Counsel, and Secretary

Frank Douglass            63    Director                   Since 1988

Roger R. Mitchell         64    Director                   Since 1990

Francis J. Reinhardt Jr.  67    Director                   Since 1994

Peter H. Blum             40    Director                   Since 1998

Principal Occupations

    A brief description of the business experience of each nominee for election or re-election as a director is set forth below:

    George O. Mallon, Jr., has served as President, Chairman, and Chief Executive Officer of the Company since its formation in December 1988. Mr. Mallon is also Chairman of Mallon Oil Company ("Mallon Oil"), the Company's wholly-owned subsidiary, and a director of Laguna Gold Company ("Laguna"), a gold mining company in which the Company owns a minority interest. He earned a B.S. degree in Business from the University of Alabama in 1965, and a M.B.A. degree from the University of Colorado in 1977.

    Kevin M. Fitzgerald has served as Executive Vice President and Chief Operating Officer of the Company since its formation in December 1988. Mr. Fitzgerald, who is also President of Mallon
Oil, earned a B.S. degree in Petroleum Engineering from the University of Oklahoma in 1978.

    Roy K. Ross joined the Company as Executive Vice President and General Counsel in October 1992. From June 1976 through September 1992, Mr. Ross was an attorney in private practice with the Denver-based law firm of Holme Roberts & Owen. Mr. Ross, who is also Executive Vice President and General Counsel to Mallon Oil and a director and Vice President of Laguna, earned his B.A. degree in Economics from Michigan State University in 1973, and his J.D. degree from Brigham Young University in 1976.

    Frank Douglass is an attorney with the Texas law firm of Scott, Douglass & McConnico, LLP, where he has been a partner since 1976. Mr. Douglass earned a B.B.A. degree from Southwestern University in 1953 and a L.L.B. degree from the University of Texas School of Law in 1958.

    Roger R. Mitchell lives in North Carolina, where he is retired and attends to his personal investments. He earned a B.S. degree in Business from Indiana University in 1954 and an M.B.A. degree from Indiana University in 1956.

    Francis J. Reinhardt, Jr. is with the New York investment banking firm of Carl H. Pforzheimer & Co., where he has been a partner since 1966. He is a member and past president of the National Association of Petroleum Investment Analysts. Since December 1992, Mr. Reinhardt has also been a director of XCL, Ltd., a public company engaged in the oil and gas business. Mr. Reinhardt holds a B.S. degree from Seton Hall University and an M.B.A. from New York University.

    Peter H. Blum became a director of the Company in January 1998. He is a Senior Managing Director with the New York investment banking firm of Gaines, Berland Inc. From 1995 to 1997, Mr. Blum held the position of Managing Director with the investment banking firm Rodman & Renshaw, Inc. From 1992 to 1995, Mr. Blum held various positions with the investment banking firm Mabon Securities, Inc. Mr. Blum earned a B.B.A. degree in accounting from the University of Wisconsin in 1979.

Meetings and Committees of the Board; Board Compensation

    The business and affairs of the Company are under the direction of the Board of Directors. For the period April 1997 through March 1998, the Board of Directors held six formal meetings, and acted by written consent on numerous occasions. Other than Mr. Blum (who joined the Board in January), each director who is standing for re-election attended all of the meetings, either in person or by means of a telephone conference connection, and all directors participated in all of the written consents. Directors who are not also members of management are paid $2,000 for each meeting they attend. Board members are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. In July 1997, to compensate them for their past service to the Company, Messrs. Mitchell, Douglass and Reinhardt were granted options, that vested immediately, to purchase 12,000, 10,000 and 8,000 shares of Common Stock, respectively, for an exercise price of $8.375 per share. Also, in January 1998, the current non-management members of the Board were each granted options to purchase 9,000 shares of Common Stock at an exercise price of $7.50. These options vest in equal increments in January 1998, 1999 and 2000.

    The Company's Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Board has assigned certain advisory authority to each committee, but the decision-making and management responsibilities of the Company remain with the full Board. The Audit Committee of the Board, which held one meeting during the last year, is comprised of Messrs. Douglass, Mitchell and Reinhardt. The Audit Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. The Company's independent auditors have unrestricted direct access to the Audit Committee members. The Compensation Committee of the Board, which held two formal meetings and acted by unanimous written consent on several occasions during the last year, is currently comprised of Messrs. Douglass, Reinhardt and Blum. The Compensation Committee has submitted the report that appears below.

Compensation Committee Report

    The Company's Board of Directors established the Compensation Committee (the "Committee") to propose, subject to Board ratification, equity and cash compensation of executive officers and equity compensation for all employees. The Committee's philosophy is that employee compensation (including salary, bonus and equity-based compensation) should be near the mid-point of industry standards and that, so long as the Company is able, employees who consistently perform exceptionally should be compensated at a rate higher than the mid-point of industry standards. The Committee believes that equity compensation -- in the form of stock options -- is an excellent incentive for all employees, including executive officers, and serves to align the interests of the employees, executive officers and shareholders.
In 1997, the Company engaged the services of Towers Perrin, an expert in the area of industry compensation matters, to conduct a survey of compensation practices in the oil and gas industry and to advise the Company with respect thereto.

    Cash Compensation. The Committee's cash compensation objectives are to: (a) establish an equitable pay scale for employees, (b) facilitate recruiting, and (c) reward employees for their loyalty and efforts. The executive officers of the Company are considered in this planning in the same manner as all other employees. Each year, all employees, including the executive officers, are evaluated by their managers (or in the case of the Chief Executive Officer, by the Committee) and may receive salary adjustments based upon their performance.

    Equity Compensation. Historically, the Company has not used equity compensation as a component of employee compensation packages as widely as is common in the industry. After the Company's 1997 Equity Participation Plan (the "Plan") was ratified by the shareholders at last year's annual meeting, the Committee began making equity compensation awards as part of its compensation decisions. The Committee must approve all awards made under the Plan. All employees will be eligible for awards under the Plan. The Plan was designed to provide: (a) a method to both attract and retain high caliber talent over the long term, (b) an opportunity for all employees to share in the long term success of the Company,
(c) an ownership interest in the Company's success, (d) recognition of individual contributions; and (e) motivation for continued efforts and accomplishments.

    Bonus Compensation. The Company maintains a "Bonus Pool" comprised of an amount of cash equal to 1.3% of the Company's gross revenue, as adjusted. Quarterly, the money accumulated in the pool is paid out as cash bonuses to the employees of the Company. The Chief Executive Officer proposes the amounts to be paid to each employee, including himself, based upon his judgment of their relative contributions to the success of the Company over the quarter for which the bonus is being paid. His determinations are subject to review by the Committee.

    Chief Executive Officer. In 1995, the Committee reworked Mr. Mallon's compensation arrangements with the Company to bring his compensation package closer to industry standards. An employment contract covering these matters was entered into in April 1997. That contract is for a three year period, which, until 2000, will be automatically extended each year for an additional year, unless the Company earlier elects not to extend the contract. The contract establishes Mr. Mallon's annual base salary at $175,000. In connection with the signing of the contract, Mr. Mallon was awarded 10,000 shares of Common Stock, which vest in increments over the next three years. Mr. Mallon has also been granted options under the Plan to purchase shares of Common Stock. Mr. Mallon's performance as Chief Executive Officer and President is subject to review by the Committee annually, which review may result in adjustments to his compensation package.

Respectfully submitted,

The Compensation Committee
    Frank Douglass
    Francis J. Reinhardt, Jr.
    Peter H. Blum

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Executive Compensation
    The following table summarizes certain information regarding compensation awarded to, earned by or paid by the Company for services rendered for the year ended December 31, 1997 to the Company's chief executive officer and the four other most highly compensated individuals whose total compensation, exceeded $100,000 for such year.


SUMMARY COMPENSATION TABLE
Year ended December 31, 1997

                      Annual Compensation           Long Term Compensation
                                                    Awards
                                                                 Securities
Name and                               Other Annual Restricted   Underlying    All Other
Principal                        Bonus Compensation Stock Awards Options/SARs Compensation
Position         Year  Salary($)  ($)       ($)         ($)           (#)         ($)
G.O. Mallon, Jr.
CEO              1997  175,000   29,700              73,750 (1)    142,000       2,375
                 1996  141,000   12,000    34,000
                 1995  106,635   10,440

K.M. Fitzgerald
E.V.P.           1997  145,000   24,000              73,750 (2)    127,500       1,500
                 1996  111,000   10,400    34,000

R.K. Ross
E.V.P.           1997  140,000   22,400              36,875 (3)     78,000       2,375
                 1996  106,000    9,400    34,000

W.A. Bond
V.P. Exploration
of Mallon Oil    1997   90,000   13,725                             15,000

D.M. Erickson
V.P. Operations
of Mallon Oil    1997   91,667    9,500                             20,000       1,676


1. In April 1997, Mr. Mallon was granted 10,000 Restricted Stock Bonus Shares. The shares vest 1,000 shares in April 1998, 4,000 shares in April 1999, and 5,000 shares in April 2000.
2. In April 1997, Mr. Fitzgerald was granted 10,000 Restricted Stock Bonus shares. The shares vest 1,000 shares in April 1998, 4,000 shares in April 1999, and 5,000 shares in April 2000.
3. In April 1997, Mr. Ross was granted 5,000 Restricted Stock Bonus Shares. The shares vest 1,000 shares in April 1998, 1,500 shares in April 1999, and 2,500 shares in April 2000.


OPTION/SAR GRANTS IN LAST FISCAL YEAR
Year ended December 31, 1997

               Individual Grants
________________________________________________________________________
        Number of Securities  Percent of Total    Exercise or               Grant Date
        Underlying Options/ Options/SARs Granted  Base Price  Expiration  Present Value(1)
Name    SARs Granted (#)      In Fiscal Year        ($/Sh)       Date          ($)
G.O. Mallon, Jr.   142,000               30.3          8.375    10JUN07        605,772

K.M. Fitzgerald    127,500               27.2          8.375    10JUN07        543,915

R.K. Ross           78,000               16.6          8.375    10JUN07        332,748

W.A. Bond           15,000                3.2          8.375    10JUN07         63,990

D.M. Erickson       20,000                4.3           0.01    10JUN07        167,342

1. The Grant Date Present Value of the options was determined using the Black-Scholes option-pricing model, using the following assumptions: risk-free interest rate - 6.0%; expected life in years - 4; expected volatility - 59%; expected dividends - 0.0%.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                     Number Of Securities Under-  Value Of Unexercised In-
       Shares Acquired               lying Unexercised Options/   The-Money Options/SARs
           On Exercise Value Realized SARs At Fiscal Year-End(#)  At Fiscal Year-End ($)
Name                (#)      ($)      Exercisable Unexercisable  Exercisable Unexercisable
G.O. Mallon Jr.                         149,279           0          59,761         0

K.M. Fitzgerald                          56,029      88,500         139,808         0

R.K. Ross        1,000       8,880       21,137      58,500          13,440         0

W.A. Bond                                     0      15,000               0         0

D.M. Erickson                                 0      20,000               0   164,800

    Equity Participation Plans. Under the Mallon Resources Corporation 1988 Equity Participation Plan and the Mallon Resources Corporation 1997 Equity Participation Plan, shares of Common Stock have been reserved for issuance for various compensation purposes. The Plans are administered by a committee, currently comprised of Messrs. Reinhardt, Douglass and Blum, none of whom is eligible to participate in the Plans. The terms of any awards made under the Plans are within the broad discretion of the committee. At December 31, 1997, the following options to purchase shares of the Company's Common Stock were issued and outstanding under the Plans:

             Number of           Weighted Average
              Shares             Exercise Price

             545,276                 $7.36

    Employee Profit Sharing and Thrift Plan. The Company established the Mallon Resources Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") effective January 1, 1989. The Company will match an employee's contribution to the 401(k) Plan in an amount up to 25% of his or her eligible monthly contributions. The Company may also contribute additional amounts at the discretion of the Compensation Committee of the Board of Directors, contingent upon realization of earnings by the Company, which, in the sole discretion of the Board of Directors, are adequate to justify a corporate contribution. The 401(k) Plan is open to all full time employees of the Company.

Certain Relationships and Related Transactions
    The Company serves as operator of certain oil and gas properties in which some of the officers and directors of the Company have working interests. Such individuals pay their pro-rata share of all costs relating to the properties, on the same basis as other unaffiliated interest owners.

    The investment banking firm of Gaines, Berland Inc., of which Mr. Blum is a Senior Managing Director, served as a co-managing underwriter of the Company's December 1997 public stock sale, in connection with which it earned underwriting commissions and other fees of approximately $388,000. At the time of the transaction, Mr. Blum was not a director of the Company.

Additional Information

Stock Ownership
    The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of April 15, 1998, by (i) each shareholder known by the Company to own of record or beneficially more than 5% of the Company's outstanding Common Stock; (ii) the Company's chief executive officer (Mr. Mallon);
(iii) each of the Company's Directors and nominees, and (iv) all Directors and Officers as a group.

                                                 Number of  Percent
Name and Address (1)                              Shares     Owned
George O. Mallon, Jr.                            529,443 (2)   7.3%
Kevin M. Fitzgerald                              103,584 (3)   1.5%
Roy K. Ross                                       47,558 (4)     *
Frank Douglass                                    21,604 (5)     *
Roger R. Mitchell                                 51,340 (6)     *
Francis J. Reinhardt, Jr.                         45,685 (7)     *
Peter H. Blum                                     83,000 (8)  1.2%

All Officers & Directors as a Group (8 persons)  889,614 (9)  11.9%

*  Less than 1%.
1. The address of Messrs. Mallon, Fitzgerald and Ross is 999 18th Street, Suite 1700, Denver, Colorado 80202. The address of Mr. Douglass is 4350 Beltway Drive, Dallas, Texas 75244-8266. The address of Mr. Mitchell is 5436 Lake Edge Drive, Holly Springs, North Carolina 27540. The address of Mr. Reinhardt is 650 Madison Ave., 23rd Floor, New York, New York 10022. The address of Mr. Blum is 712 Fifth Avenue, 21st Floor, New York, New York 10019.
2. Includes 2,166 shares owned by Mr. Mallon's wife, 227,372 shares that could be acquired by Mr. Mallon upon the exercise of immediately exercisable stock options that he holds, and 9,000 restricted stock award shares that have not yet vested. A trust created for the benefit of Mr. Mallon's children owns shares that are not included, as Mr. Mallon has no voting or other control over the shares in the trust.
3. Includes 84,834 shares that could be acquired by Mr. Fitzgerald upon the exercise of immediately exercisable stock options that he holds, and 9,000 restricted stock award shares that have not yet vested. Does not include 115,227 shares covered by stock options that have not yet vested.
4. Includes 40,819 shares that could be acquired by Mr. Ross upon the exercise of immediately exercisable stock options that he holds, and 4,000 restricted stock award shares that have not yet vested. Does not include 78,733 shares covered by stock options that have not yet vested.
5. Includes 13,000 shares that could be acquired by Mr. Douglass upon the exercise of immediately exercisable stock options that he holds. Does not include 6,000 shares covered by stock options that have not yet vested.
6. Includes 15,000 shares that could be acquired by Mr. Mitchell upon the exercise of immediately exercisable stock options that he holds. Does not include 6,000 shares covered by stock options that have not yet vested.
7. Includes 11,000 shares that could be acquired by Mr. Reinhardt upon the exercise of immediately exercisable stock options that he holds. Does not include 6,000 shares covered by stock options that have not yet vested.
8. Includes 81,000 shares that could be acquired by Mr. Blum upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 6,000 shares covered by stock options that have not yet vested.
9. Includes 480,425 shares that could be acquired upon the exercise of immediately exercisable stock options and warrants and 22,000 restricted stock award shares that have not yet vested. Does not include 232,560 shares covered by stock options that have not yet vested.

Annual Report and Financial Statements
    You are referred to the Company's Annual Report to Shareholders for the year ended December 31, 1997, enclosed herewith. The
Annual Report is not incorporated in the Proxy Statement and is not to be considered part of the soliciting material.

Submission of Shareholder Proposals
    Proposals intended for inclusion in next year's Proxy Statement should be sent to the Secretary of the Company at 999 18th Street, Suite 1700, Denver, Colorado 80202, and must be received by March 1, 1999.

Comparative Performance Graph
    The following line graph reflects the performance of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market Total Return Index (U.S. Companies), and (iii) the Standard Industrial Classification ("SIC") Index for SIC Code 131 (which includes crude petroleum and natural gas companies). The graph assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the other indices. The graph also assumes the reinvestment of all dividends. Stock price performance shown on the graph is not necessarily indicative of future price performance.

                                 Mallon Resources Corporation
                             Comparison of Cumulative Total Return
                             1992  1993   1994   1995   1996   1997
Mallon Resources Corporation 100  72.73  36.36  27.27  40.91  37.50
SIC Code Index               100 119.15 124.87 137.33 182.60 185.09
Nasdaq Market Index          100 119.95 125.94 163.35 202.99 248.30

Compliance with Securities Transaction Reporting Requirements
    Pursuant to Section 16(a) of the Securities Exchange Act 1934, certain individuals and entities are required to periodically file reports with the Securities and Exchange Commission in which they disclose information concerning their transactions involving the Company's securities. To the Company's knowledge, based solely on review of copies of such reports submitted to the Company, during the year ended December 31, 1997, no individual or entity known to the Company to be subject to the reporting requirements of Section 16(a) failed to satisfy those requirements in a timely fashion.

    By Order of the Board of Directors,

    ROY K. ROSS
    Corporate Secretary
Dated:  April 20, 1998


PROXY              Mallon Resources Corporation            PROXY
                   999 18th Street, Suite 1700
                   Denver, Colorado  80202

PROXY CARD
Annual Meeting of Shareholders - May 28, 1998

The undersigned shareholder of Mallon Resources Corporation (the "Company") acknowledges receipt of notice of the Company's Annual Meeting of Shareholders to be held in Denver, Colorado, on Thursday, May 28, 1998, and hereby appoints Alfonso R. Lopez and Carol Naranjo, or either of them, with the power of substitution, as attorneys and proxies to represent and vote, as designated below, all the shares of the Company's Common Stock held of record by the undersigned on April 14, 1998, at the Annual Meeting, or any adjournment thereof, as follows:

I.  ELECTION OF DIRECTORS:

    [ ] FOR ALL NOMINEES LISTED BELOW
        (Except as marked to the contrary below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees below

     George O. Mallon, Jr.     Kevin M. Fitzgerald
     Roy K. Ross               Roger R. Mitchell
     Frank Douglass            Frances J. Reinhardt, Jr.
     Peter H. Blum

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through that nominee's name).

II. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed and delivered will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals.
Dated __________________, 1998

Please sign below exactly as your name appears on the stock certificate(s). When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


_________________________________
Signature


_________________________________
Signature (if held jointly)

_________________________________
Printed name, as it appears on stock certificate(s)


_________________________________
Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE